To the Shareholders and Board of Trustees of the American Independence Funds Trust:


We have audited the accompanying statements of assets and liabilities of the American Independence Funds Trust - Money
Market Fund, Short-Term Bond Fund, Intermediate Bond Fund,
Stock Fund, International Multi-Manager Stock Fund, and Kansas
Tax-Exempt Bond Fund (collectively, the Funds), including the schedules of portfolio investments, as of October 31, 2001, and the related statements of operations and changes in net assets and the financial highlights for the periods indicated herein. These financial statements and financial highlights are the responsibility of the Funds' management. Our respon-sibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence support-ing the amounts and disclosures in the financial statements.
Our procedures included verification of securities owned as of October 31, 2001, by examination, correspondence with brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant esti-mates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial high-lights referred to above present fairly, in all material respects, the financial position of the aforementioned Funds as of October
 31, 2001, and the results of operations, changes in net assets and the financial highlights for the periods indicated herein, in con-
formity with accounting principles generally accepted in the United States of America.

KPMG LLP
Columbus, Ohio
December 14, 2001